UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 20, 2025
Date of Report (Date of Earliest Event Reported)

DIAMONDBACK ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Texas Ave.
Suite 100
Midland, Texas 79701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (432) 221-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2025, Diamondback Energy, Inc. (the “Company”) announced its leadership transition plan.  Travis D. Stice intends to step down as Chief Executive Officer effective as of the Company’s 2025 Annual Meeting of Stockholders. At that time, Mr. Stice will transition from Chief Executive Officer to Executive Chairman of the Board of Directors of the Company (the “Board”), and Kaes Van’t Hof, current President and Chief Financial Officer of the Company, will succeed Mr. Stice as Chief Executive Officer and will be nominated for election to the Board at the Company’s 2025 Annual Meeting of Stockholders.  Effective as of February 20, 2025, Jere W. Thompson III, current Executive Vice President of Strategy and Corporate Development of the Company, will assume the role of Executive Vice President and Chief Financial Officer. Mr. Van’t Hof will continue to serve as President until he assumes the role of Chief Executive Officer.

The Company also announced on February 20, 2025 that David L. Houston, who has been a member of the Board since the Company’s initial public offering and who currently serves on the Company’s Audit Committee and Safety, Sustainability and Corporate Responsibility Committee, informed the Company of his decision to retire as a director when his existing term concludes immediately after the 2025 Annual Meeting of Stockholders.  Mr. Houston’s decision not to stand for re-election is due to his retirement and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The full biographies and, to the extent applicable, the information required by Item 404(a) of Regulation S-K with respect to Messrs. Stice, Van’t Hof and Thompson, ages 63, 38 and 36, respectively, are included in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 25, 2024, and are incorporated into this Item by reference.

Letter Agreement with Mr. Stice

On February 20, 2025, the Company and Mr. Stice entered into a letter agreement specifying the terms on which he will serve as Executive Chairman.  The letter agreement provides that Mr. Stice will serve as Executive Chairman from the Company’s 2025 Annual Meeting of Stockholders until the Company’s 2026 Annual Meeting of Stockholders, at which point he is expected to transition to non-Executive Chairman of the Board.  As Executive Chairman, Mr. Stice’s duties will include chairing meetings of the Board, assisting with the transition of his duties as Chief Executive Officer to Mr. Van’t Hof and providing advice, guidance and assistance to the Chief Executive Officer.  Mr. Stice’s annual base salary will be $900,000 and his target annual bonus opportunity will be 150% of the annual base salary earned in the applicable year.  As Chief Executive Officer, Mr. Stice will be granted equity awards of the Company in 2025 with a target grant date value of $13 million, and as Executive Chairman, Mr. Stice will be granted equity awards of the Company in 2026 with a target grant date value of $7.8 million.  Such awards will be 60% in the form of performance-based restricted stock units and 40% in the form of time-based restricted stock units.  As Executive Chairman, Mr. Stice will remain a participant in the Company’s Amended and Restated Senior Management Severance Plan, except his cash severance benefits not in connection with a change in control will be reduced to 24 months of base salary continuation.  From Mr. Stice’s transition to non-Executive Chairman through December 31, 2026, the Company will reimburse the cost of premiums for COBRA group health continuation coverage.

The foregoing description of the letter agreement with Mr. Stice does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is included as Exhibit 10.1 to this Current Report, which is incorporated by reference into this Item 5.02.

Other Compensation Arrangements

In Mr. Van’t Hof’s role as Chief Executive Officer, he will be eligible for an annual base salary of $1.3 million and a target annual bonus opportunity of 150% of his annual base salary earned in the applicable year.  As President, Mr. Van’t Hof will be granted equity awards of the Company in 2025 with a target grant date value of $4.25 million, and in connection with his appointment as Chief Executive Officer, he will receive an additional equity award with a target grant date value of $3.50 million.  Such awards will be 60% in the form of performance-based restricted stock units and 40% in the form of time-based restricted stock units.  Mr. Van’t Hof also will be granted performance-based restricted stock units of Viper Energy, Inc. in 2025 with a target grant date value of $1.25 million.  In addition, Mr. Van’t Hof will remain a participant in the Company’s Amended and Restated Senior Management Severance Plan.

In Mr. Thompson’s role as Executive Vice President and Chief Financial Officer, he will be eligible for an annual base salary of $550,000 and a target annual bonus opportunity of 90% of his annual base salary.  As Chief Financial Officer, Mr. Thompson will be granted equity awards of the Company in 2025 with a target grant date value of $2.1 million, which awards will be 60% in the form of performance-based restricted stock units and 40% in the form of time-based restricted stock units.  Mr. Thompson also will be granted performance-based restricted stock units of Viper Energy, Inc. in 2025 with a target grant date value of $400,000.  In addition, Mr. Thompson will continue to participate in the Company’s Amended and Restated Senior Management Severance Plan in accordance with its terms.

Item 7.01	Regulation FD Disclosure.

On February 20, 2025, the Company issued a press release announcing the leadership transition plan. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, by and between the Company and Travis D. Stice, dated February 20, 2025

99.1	Press Release, dated February 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: February 20, 2025	By:	/s/ Matt Zmigrosky
	Name:	Matt Zmigrosky
	Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary